Exhibit 10.31

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of October __, 2022 and is entered into by and between Brian McFadden (the “Executive”) and Cryptyde, Inc., a Delaware limited liability company (the “Company” or “Cryptyde”). The Company and the Executive shall be referred to herein as the “Parties.”

RECITALS

Whereas, the Executive and the Company previously entered into that certain employment agreement with an effective date of September 27, 2022 (the “Original Employment Agreement”);

WHEREAS, the Parties desire to amend, restate and supersede the Original Employment Agreement on terms and conditions set forth herein.

Now, Therefore, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

Services to be Provided by Executive

A. Position and Responsibilities. The Executive shall be employed and serve as the Chief Executive Officer of the Company. The Executive shall report to the Board of Directors of the Company (the “Board”). The Executive shall have such duties, authority and responsibilities commensurate with the Executive’s title and function of such office, and as the Board may reasonably require of the Executive from time to time. The Company shall not change the Executive’s title and/or reporting line without the Executive’s prior written consent and any such change shall be subject to Article III, Section B(ii) below. The Executive acknowledges and agrees that the Executive shall observe and comply with all of the Company’s Policies and Procedures, which may change from time to time, including, but limited to, the Employee Handbook and other onboarding documents.

B. Performance. During the Executive’s employment with the Company, the Executive shall devote on a full-time basis all of the Executive’s time, energy, skill and reasonable best efforts to the performance of the Executive’s duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company, and shall exercise reasonable best efforts to perform the Executive’s duties in a diligent, trustworthy, good faith and business-like manner, all for the purpose of advancing the business of the Company. The Executive shall at all times act in a manner consistent with the Executive’s position. During the Executive’s employment, the Executive shall not engage in any other non-Company competitive business activities of any nature whatsoever. Notwithstanding anything contained herein to the contrary, nothing contained herein or under law shall be construed as preventing the Executive from: (i) investing the Executive’s personal assets in such form or manner as will not result in a violation of his covenants under this Section or Article I.C hereof and Article C hereof (ii) engaging (whether or not during normal business hours) in any other professional, civic, or philanthropic activities provided that Executive’s engagement does not result in a violation of Executive covenants under this Section or Article I.C hereof or (iii) accepting appointments to the boards of directors of other companies provided that the Board approves of such appointments (such approval not to be unreasonably conditioned, withheld or delayed) and Executive’s performance of his duties on such boards does not result in a violation of his covenants under this Section or Article I.C hereof.

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C. Restrictive Covenants. The Executive’s employment is conditioned on the execution of and compliance with the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement attached hereto as Attachment A, which the Executive must sign on or before the Executive’s first day of employment.

D. Place of Performance. Unless otherwise agreed by the parties, the principal place of the Executive’s employment shall be Executive’s home office; provided that, the Executive may be required to travel on Company business during the Term of Employment. Executive may work remotely from the Executive’s primary residence so long as doing so does not materially interfere with the Executive’s responsibilities under this Agreement; provided that, subject to any health or safety concerns related to the COVID-19 pandemic or other similar extraordinary circumstances, the Executive may be required to travel to and spend on average 5 days per month in the Company’s principal office currently located in Safety Harbor, FL; provided further that, the Company shall reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him or her in connection with such travel requirements in accordance with this Section and Article II.G below.

ARTICLE II.

Compensation for SErvices

As compensation for all services the Executive will perform under this Agreement, the Company will pay the Executive, and the Executive shall accept as full compensation, the following:

A. Base Salary. The Company shall pay the Executive an annual salary of $325,000, less applicable payroll deductions and tax withholdings (the “Base Salary”) for all services rendered by the Executive under this Agreement. The Company shall pay the Base Salary in accordance with the normal payroll policies of the Company. The Base Salary will be increased on January 1 of each calendar year by 5% per annum (which figure shall act as a surrogate for the service cost of living increases) over the then-existing Base Salary.

B. Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, on or as soon as administratively practical after the Effective Date (as defined below), and to be repeated annually on the anniversary of the Effective Date, the Company, subject to approval by the Board, will grant the Executive hereunder by 200,000 restricted stock units (“Initial RSUs”), convertible into shares of Cryptyde, Inc. common stock (“Cryptyde Shares”), which shall be immediately vested and subject to the terms and conditions of the Cryptyde, Inc. 2022 Long-Term Incentive Plan (the “Incentive Plan”). For each calendar year following the calendar year in which the Effective Date occurs and during the Term of Employment, the Executive shall receive an annual equity award of no less than 200,000 Cryptyde Shares, per year, which shall be immediately vested and subject to the terms and conditions of the Incentive Plan or any successor plan.

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C. Cash Bonus. For each calendar year during employment, the Executive shall be eligible to receive an annual bonus (the “Bonus”), less applicable payroll deductions and tax withholdings, based on the achievement of the Company’s annual performance goals and the Executive’s annual target performance milestones, set forth below, as determined by the Audit Committee and the Board:

% of Target Milestones	>100%	80%-99%	79%-60%	59%-40%	39% - 30%	Under 20%
% of Base Salary	100%	80%	60%	40%	20%	0%

Except as otherwise provided herein, any Bonus payable to the Executive shall be paid to him or her by March 15th of the calendar year following the calendar year to which such Bonus relates, provided that the Executive was employed by the Company as of the last day of the applicable calendar year. The awarding of bonuses, if any, shall be determined reasonably and in good faith by the Company’s Board. For the period beginning on the Effective Date and ending on the last day of the applicable calendar year, the Executive shall be eligible to receive a prorated Bonus (calculated as the Bonus that would have been paid for the entire calendar year multiplied by a fraction, the numerator of which is equal to the number of days the Executive worked in the applicable calendar year, and the denominator of which is equal to the total number of days in such year).

The maximum annual Cash Bonus is 100% of the Base Salary.

D. Stock Bonus. The Executive shall be entitled to receive additional Cryptyde Shares contingent upon the satisfaction of any of the milestone events set forth below. All rights applicable to the issuance of Cryptyde Shares under this Article II.D shall be determined by a review of the Company’s audited financial statements, and subject to the terms and conditions of the Incentive Plan and the Cryptyde, Inc. form of restricted stock unit agreement.

(i) Corporate Growth Bonus. The Executive shall be eligible to receive a bonus upon the satisfaction of any of the following growth achievements that the Company consummates (a “Corporate Growth”), based on a review of the Company’s audited financial statements, during the Term of Employment (as defined below) and subject to the approval of the Board (the “Corporate Growth Bonus”), in Cryptyde Shares. Except as otherwise provided herein, any Corporate Growth Bonus payable to the Executive shall be paid to the Executive within thirty (30) days after the applicable SEC filing by Cryptyde, but in no event later than December 31 of such year, following the time period to which such Corporate Growth Bonus relates, provided that the Agreement is in effect and the Executive was employed by the Company as of the last day of the applicable calendar year.

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a) The Executive shall be eligible to receive a one-time bonus of 100,000 Cryptyde Shares for Corporate Growth that increases the Company’s 12 month trailing gross revenues (the “Annualized Gross Revenues”) by at least $15,000,000, provided that the Executive’s first market capitalization bonus is achieved pre or post-Corporate Growth. (the “Company’s Market Cap Threshold”).

b) The Executive shall be eligible to receive a one-time bonus of 500,000 Cryptyde Shares for Corporate Growth that increases the Company’s Annualized Gross Revenues by at least $25,000,000, provided that the Company’s Market Cap Threshold is achieved.

c) The Executive shall be eligible to receive a one-time bonus of 500,000 Cryptyde Shares for a Corporate Growth that increases the Company’s Annualized Gross Revenues by at least $50,000,000, provided that the Company’s Market Cap Threshold is achieved.

(ii) Company Positive Cash Flow Milestone. The Executive shall be eligible to receive a one-time bonus of 200,000 Cryptyde Shares in the event that the Company achieves a positive cash flow, based on a review of the Company’s audited financial statements, during the Term of Employment, for any quarter, and subject to the review of the Board (the “Positive Cash Flow Bonus”). Except as otherwise provided herein, any Positive Cash Flow Bonus payable to the Executive shall be paid to the Executive within 30 days after the applicable SEC filing by Cryptyde, but in no event later than December 31 of such year, following the time period to which such Positive Cash Flow Bonus relates, provided that the Agreement is in effect and the Executive was employed by the Company as of the last day of the applicable calendar year.

(iii) Cryptyde Market Capitalization Milestones. The Executive shall receive a bonus upon the satisfaction of any of the following market capitalization milestones, based on a review of the Company’s audited financial statements, during the Term of Employment (as defined below) (the “Market Cap Bonus”) and subject to the approval by the Board, in Cryptyde Shares. Except as otherwise provided herein, any Market Cap Bonus payable to the Executive shall be paid to the Executive within 30 days after the applicable SEC filing by Cryptyde, but in no event later than December 31 of such year, following the time period to which such Market Cap Bonus relates, provided that this Agreement is in effect and the Executive was employed by the Company as of the last day of the applicable trading day period to which such Market Cap Bonus was achieved.

a) The Executive shall be eligible to receive a one-time bonus of 250,000 Cryptyde Shares, in the event that Cryptyde’s market capitalization is greater than 3 times the value as of the Effective Date, provided that such increase is sustained for a period of at least 3 consecutive trading days.

b) The Executive shall be eligible to receive an additional one-time bonus of 500,000 Cryptyde Shares, in the event that Cryptyde’s market capitalization is equal to or greater than 5 times the value as of the Effective Date, provided that such increase is sustained for a period of at least 3 consecutive trading days.

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c) The Executive shall be eligible to receive an additional one-time bonus of 1,000,000 Cryptyde Shares, in the event that Cryptyde’s market capitalization is greater than 7 times the value as of the Effective Date, provided that such increase is sustained for a period of at least 3 consecutive trading days.

d) The Executive shall be eligible to receive additional bonuses of 150,000 Cryptyde Shares for each 2 times increase in Cryptyde’s market capitalization over the previously stated bonus, provided that such increase is sustained for a period of at least 3 consecutive trading days.

E. Other Bonuses/Compensation. Based on the individual performance of the Executive and/or of the Company, the Company’s Compensation Committee and Board of Directors may award to the Executive additional compensation in their sole and complete discretion.

F. Performance-Enhancing Items The Executive shall be entitled to receive from the Company (i) an annual car allowance up to ten thousand dollars ($10,000) per annum, and (ii) an annual reimbursement for home office expenses, up to twenty-five hundred dollars ($2,500) per annum. To the extent that such reimbursement is deemed to be includable in the Executive’s gross income and taxable, then the Company shall, on or before June 1 of the year after the payment is made, pay to the Executive the Tax Effect (as defined herein) of such sum. To the extent that any and all such reimbursements or payments by the Company are includable in Executive’s gross income and taxable, then the Company shall, on or before June 1 of the year after the payment is made, reimburse the Executive for such taxes.

G. Expenses. The Company agrees that, during the Executive’s employment, it will reimburse the Executive for out-of-pocket expenses reasonably incurred in connection with the Executive’s performance of the Executive’s services hereunder, including first class air travel for flights of 3 hours or more, quality hotels and rental cars, entertainment and similar executive expenditures, upon the presentation by the Executive of an itemized accounting of such expenditures, with supporting receipts in compliance with the Company’s expense reimbursement policies. Reimbursement shall be in compliance with the Company’s expense reimbursement policies.

H. Paid Time Off. The Executive shall be entitled to four (4) weeks of paid vacation and five (5) paid personal days per calendar year (collectively, the “Paid Time Off”), to be taken in such amounts and at such times as shall be mutually convenient for the Executive and the Company. Any Paid Time Off not taken by Executive in one year shall be carried forward to subsequent years. If all such Paid Time Off is not taken by the Executive before the termination of this Agreement, the Executive shall be entitled to receive a payout of accrued, unused Paid Time Off upon termination (for any reason), less applicable payroll deductions and tax withholdings. The Executive shall also be entitled to any paid holidays as designated by the Company.

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I. Health and Other Medical. The Executive shall be eligible to participate in all health, medical, dental, and life insurance employee benefits as are available from time to time to other executive employees (and their families) of the Company (to the extent the Executive is eligible under the general provisions thereof), including a Life Insurance Plan, Medical and Dental Insurance Plan, and a Long Term Disability Plan (the “Plans”), as such Plans may be modified, amended, terminated, or adopted from time to time by the Company in its sole discretion. The Company shall pay all premiums with respect to such Plans. To the extent that any and all such reimbursements or payments by the Company are includable in Executive’s gross income and taxable, then the Company shall, on or before June 1 of the year after the payment is made, reimburse the Executive for such taxes.

J. Savings Plan. The Executive will be eligible to enroll and participate and be immediately vested in (to the extent legally possible and in accordance with existing Company benefit plans), all Company savings and retirement plans, including any 401(k) plans.

K. Directors and Officers Liability Insurance. The Company will provide liability insurance coverage protecting the Executive and the Executive’s estate, to the extent permitted by law against suits by fellow employees, shareholders and third parties and criminal and regulatory investigations arising out of any alleged act or omission occurring with the course and scope of the Executive’s employment with the Company. Such insurance will be in an amount not less than five million dollars ($5,000,000).

L. Financial Planning. The Company shall reimburse the Executive for all legal, and accounting costs, fees, and expenses incurred each year by the Executive in connection with (a) income tax preparation and (b) estate planning, provided that the aggregate annual expenses to be reimbursed shall not exceed Twenty Thousand Dollars ($20,000). To the extent that any and all such reimbursements or payments by the Company are includable in Executive’s gross income and taxable, then the Company shall, on or before June 1 of the year after the payment is made, reimburse the Executive for such taxes.

ARTICLE III.
Term; Termination

A. Term of Employment. The Agreement’s stated term and employment relationship created hereunder will begin on September 27, 2022 (the “Effective Date”) and will remain in effect for two (2) years, unless earlier terminated in accordance with this Article III (the “Initial Employment Term”). This Agreement shall be automatically renewed for successive one (1) year terms after the Initial Employment Term (each one-year period, a “Renewal Term” and the Initial Employment Term and Renewal Term are collectively referred to as the “Term of Employment”), unless either party sends written notice to the other party, not more than two-hundred seventy (270) days and not less than sixty (60) days before the end of the then-existing Term of Employment, of such party’s desire to terminate this Agreement at the end of the then-existing Term of Employment, in which case this Agreement will terminate at the end of the then-existing Term of Employment, or unless earlier terminated in accordance with this Article III. The Executive will serve the Company during the Term of Employment.

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B. Termination. Upon termination of the Executive’s employment, the Company shall pay the Executive (i) any unpaid Base Salary accrued through the date of termination, (ii) any accrued and unpaid vacation, paid time off or similar pay to which the Executive is entitled as a matter of law or Company policy, and (iii) any unreimbursed expenses properly incurred prior to the date of termination (the “Accrued Obligations”). Any outstanding stock option or other stock awards held by the Executive as of the date of termination shall be subject to the terms of the applicable award agreements.

(i) Expiration of the Agreement; Termination for Cause, Voluntary Resignation, or as a Result of Death or Disability. In the event the Executive voluntarily resigns without Good Reason (defined below), the Company may, in its sole discretion, shorten the notice period and determine the date of termination without any obligation to pay the Executive any additional compensation other than the Accrued Obligations and without triggering a termination of the Executive’s employment without Cause (as defined below). In the event the Agreement expires, the Company terminates the Executive’s employment for Cause or the Executive voluntarily resigns without Good Reason, or as a result of the Executive’s Disability (defined below) or death, the Company shall have no further liability or obligation to the Executive under this Agreement. The Accrued Obligations shall be payable in a lump sum within the time period required by applicable law, and in no event later than thirty (30) days following termination of employment. For purposes of this Agreement, “Cause” means termination because of: (a) an act or acts of fraud or gross negligence by the Executive in the performance of his duties as an employee of the Company causing demonstrable and material injury to the Company, provided that the Company has given written notice describing in detail the act of gross negligence asserted and which act, if capable of being cured, as reasonably determined by the Company, has not been cured within sixty (60) days after such notice or such longer period of time if Executive proceeds with due diligence not later than ten (10) days after such notice to cure such act; (b) Embezzlement by the Executive of funds or property of the Company; and (c) a willful and material breach by the Executive of any material obligation of this Agreement or any other agreement to which the Executive and the Company (and/or any affiliate) are parties, causing demonstrable and material injury to the Company, following, if curable, written notice by the Company to the Executive which shall specify in reasonable detail the circumstances and breach asserted, and there shall be no Cause with respect to any such circumstances if cured by the Executive within sixty (60) days after such notice or such longer period of time if the Executive proceeds with due diligence not later than ten (10) days after such notice to cure such breach; provided, however, that termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board (after reasonable written notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that the Executive has engaged in the conduct described in any of (a)-(c) above. For purposes of this Agreement, “Disability” means termination as a result of the Executive’s incapacity or inability, the Executive’s failure to have performed Executive’s duties and responsibilities as contemplated herein for one hundred eighty (180) business days or more within any one (1) year period (cumulative or consecutive), because the Executive’s physical or mental health has become so impaired as to make it impossible or impractical for the Executive to perform the duties and responsibilities contemplated hereunder, with or without reasonable accommodation.

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(ii) Termination Without Cause, for a Resignation for Good Reason, or for Resignation for a Change in Control. In the event the Executive’s employment is terminated by the Company without Cause, by the Executive for Good Reason, or by the Executive due to a Change in Control, the Executive shall receive the following, subject to the execution and timely return by the Executive of a release of claims in the form to be delivered by the Company, which release shall, by its terms, be irrevocable no later than the sixtieth (60th) day following the termination of employment: (a) the Accrued Obligations, payable in a lump sum within the time period required by applicable law, and in no event later than thirty (30) days following termination of employment; (b) severance pay in an amount equal to the Executive’s Base Salary as of the date of termination for twenty-four (24) months, payable in a lump sum immediately following the effective date of the release of claims (further, provided that if the time period for execution and revocation of the release of claims begins in one taxable year and ends in a second year, no installments shall be made until the second taxable year); (c) full vesting of any earned or outstanding awards of Cryptyde Shares; and (d) reimbursement of the Executive during the remaining Term of Employment of the premiums associated with Executive’s continuation of health insurance for the Executive and the Executive’s family pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), provided the Executive timely elects and is eligible to continue to receive COBRA benefits (less all applicable tax withholdings), payable in accordance with the Company’s normal expense reimbursement policy.

For purposes of this Agreement, “Good Reason” means termination because of a (x) material breach by the Company of this Agreement; or (y) material diminution in the Executive’s authority, duties, or responsibilities or any other agreement to which the Executive and the Company (and/or any affiliate) are parties; or (z) a material reduction in Executive’s Base Salary, or a material reduction or material adverse change in Executive’s cash or stock bonus opportunities, including a material reduction or material adverse change in Executive’s eligibility to achieve and/or receive any such cash or stock bonuses; (aa) a material adverse change in the Executive’s title, authority, duties, or responsibilities (other than temporarily while Executive is physically or mentally incapacitated or as required by applicable law). In such event, the Executive shall give the Company written notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances if cured by the Company within thirty (30) days after such notice.

For purposes of this Agreement, “Change in Control” means any of the following: (i) sale or exchange of all or substantially all of the assets of the Company, (ii) a merger or consolidation involving the Company where the Company is not the survivor in such merger or consolidation (or the entity ultimately owning or controlling such entity), (iii) a liquidation, winding up, or dissolution of the Company or (iv) an assignment for the benefit of creditors, foreclosure sale, voluntary filing of a petition under the Bankruptcy Reform Act of 1978, or an involuntary filing under such act which filing is not stayed or dismissed within forty-five (45) days of filing. Notwithstanding the foregoing, in the event that any amounts or benefits are payable hereunder in connection with a Change in Control constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then an event shall not constitute a Change in Control for purposes of this Agreement unless it also constitutes a change in the ownership or effective control of the Company under Section 409A of the Code.

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ARTICLE IV.
Miscellaneous Provisions

A. Governing Law. The Parties agree that the Agreement shall be governed by and construed under the internal laws of the State of Florida. In the event of any dispute regarding this Agreement, the Parties hereby irrevocably agree to submit to the exclusive jurisdiction of the federal and state courts situated in Florida, and the Executive agrees that the Executive shall not challenge personal or subject matter jurisdiction in such courts. The Parties also hereby waive any right to trial by jury in connection with any litigation or disputes under or in connection with this Agreement.

B. Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement.

C. Severability. In the event that any court of competent jurisdiction holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

D. Reformation. In the event any court of competent jurisdiction holds any restriction in this Agreement to be unreasonable and/or unenforceable as written, the court may reform this Agreement to make it enforceable, and this Agreement shall remain in full force and effect as reformed by the court.

E. Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and fully supersedes any and all prior agreements (including, but not limited to, the Original Employment Agreement), understanding or representations between the Parties pertaining to or concerning the subject matter of this Agreement, including, without limitation, the Executive’s employment with the Company. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all parties to this Agreement. The Executive acknowledges and represents that in executing this Agreement, the Executive did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by the Company, except as expressly contained in this Agreement. The Parties represent that they relied on their own judgment in entering into this Agreement.

F. Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition but the obligations of either party with respect thereto shall continue in full force and effect. The breach by one party to this Agreement shall not preclude equitable relief or the obligations hereunder.

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G. Modification. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

H. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. The Executive may not assign this Agreement to a third party. Subject to Article III, Section B(ii), Company may assign its rights, together with its obligations hereunder, to any affiliate and/or subsidiary of the Company or any successor thereto or any purchaser of substantially all of the assets of the Company.

I. Code Section 409A.

(i) To the extent (A) any payments to which the Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code; (B) the Executive is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (C) at the time of the Executive’s separation from service the Company is publicly traded (as defined in Section 409A of Code), then such payments (other than any payments permitted by Section 409A of the Code to be paid within six (6) months of the Executive’s separation from service) shall not be made until the earlier of (1) the first day of the seventh month following the Executive’s separation from service or (2) the date of the Executive’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Article IV, Section I shall be paid to the Executive or the Executive’s beneficiary in one lump sum, plus interest thereon at the Delayed Payment Interest Rate (as defined below) computed from the date on which each such delayed payment otherwise would have been made to the Executive until the date of payment. For purposes of the foregoing, the “Delayed Payment Interest Rate” shall mean the national average annual rate of interest payable on jumbo six-month bank certificates of deposit, as quoted in the business section of the most recently published Sunday edition of The New York Times preceding the Executive’s separation from service.

(ii) To the extent any benefits provided under Article III, Section B(ii) above are otherwise taxable to the Executive, such benefits shall, for purposes of Section 409A of the Code, be provided as separate in-kind payments of those benefits, and the provision of in-kind benefits during one calendar year shall not affect the in-kind benefits to be provided in any other calendar year.

(iii) In the case of any amounts payable to the Executive under this Agreement, or under any plan of the Company, that may be treated as payable in the form of “a series of installment payments,” as defined in Treas. Reg. §1.409A-2(b)(2)(iii), the Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii).

(iv) It is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code and the Treasury Regulations and guidance of general applicability issued thereunder, and in furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with such intent.

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IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed on the date first set forth above, to be effective as of that date.

EXECUTIVE:

COMPANY:

CRYPTYDE, INC.

By:

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ATTACHMENT A

Employee Confidential Disclosure, Invention Assignment,

Non-Competition, Non-Solicitation and Non-Interference Agreement

This Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement (“Agreement”) is entered into by and between Cryptyde, Inc. (the “Company”) and the employee executing this Agreement below (“Employee”). The Effective Date of this Agreement is the Effective Date of the Employment Agreement. The Company and Employee shall be referred to herein individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Confidential Information, Employee’s Non-Disclosure Agreement and Inventions Ownership.

(a) Confidential Information. During Employee’s employment with the Company, the Company shall provide Employee otherwise prohibited access to certain Confidential Information (defined below), which is not known to the Company’s competitors or within the Company’s industry generally, which was developed by the Company over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company. For purposes of this Agreement, “Confidential Information” includes all trade secrets and confidential and proprietary information of the Company, including, but not limited to, all Company Inventions (defined below) and all documents or information, in whatever form or medium, concerning or relating to any of the Company’s designs; drawings; photographs; illustrations; sketches; models; prototypes; samples; specimens; discoveries; ideas; improvements; know-how; processes; techniques; technical improvements; development tools or techniques; modifications; technical data; patterns; formulas; plans; strategies; devices; data; product information; manufacturing, engineering and testing processes, data and strategies; product specifications; products; projects; research; developmental or experimental work; plans for research; clinical studies or trials; information concerning past, current, future and/or proposed products, projects or studies; interpretations and analyses; database schemas or tables; infrastructure; testing protocols; laboratory notebooks; developments; development projects; equipment; software; software source documents; computer programs and codes; source code, object code and other documentation regarding software products; programming standards; user manuals; technical manuals; training manuals; users’ names or passwords; business practices; operations; policies; finances and financial information and data; business plans; marketing and sales plans, strategies and methods; merchandising and product plans, strategies and methods; budgets; forecasts; pricing and pricing strategies; costs; contracts and contract terms (actual and proposed); contractual relationships; procurement requirements; partners and investors (actual and prospective); partner and investor lists, profiles, preferences and nonpublic personal information; customers and suppliers (actual and prospective); customer and supplier lists, profiles and preferences, including, without limitation, buying and selling habits and special needs; customer and supplier nonpublic personal information; business records; audits; management methods and information; reports, recommendations and conclusions; and other business information disclosed or made available to Employee by the Company, either directly or indirectly, in writing, orally, or by drawings or observation. “Confidential Information” does not include any information which is generally available to and known by the public as of the Effective Date of this Agreement or becomes generally available to and known by the public (other than as a result of Employee’s breach of this Agreement or any other agreement or obligation to keep such information confidential). Confidential Information, whether prepared or compiled by Employee or the Company or furnished to Employee during Employee’s employment with the Company, shall be the sole and exclusive property of the Company, and none of such Confidential Information or copies thereof, shall be retained by Employee. Employee agrees not to dispute, contest, or deny any such ownership rights either during or after Employee’s employment with the Company. Employee acknowledges that the Company does not voluntarily disclose Confidential Information, but rather takes precautions to prevent dissemination of Confidential Information beyond those employees, such as Employee, entrusted with such information. Employee further acknowledges that the Confidential Information: (i) is entrusted to Employee because of Employee’s position with the Company; and (ii) is of such value and nature as to make it reasonable and necessary for Employee to protect and preserve the confidentiality and secrecy of the Confidential Information. Employee acknowledges and agrees that the Confidential Information is proprietary to and a trade secret of the Company and, as such, is a valuable, special and unique asset of the Company, the unauthorized use or disclosure of which will cause irreparable harm, substantial injury and loss of profits and goodwill to the Company.

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(b) Non-Disclosure.

(i) Employee agrees to preserve and protect the confidentiality of all Confidential Information. Employee agrees that during the period of Employee’s employment with the Company and at any time thereafter (regardless of the reason for Employee’s separation or termination of employment): (A) Employee shall hold all Confidential Information in the strictest confidence, take all reasonable precautions and steps to safeguard all Confidential Information and prevent its wrongful use by or wrongful or inadvertent disclosure or dissemination to any unauthorized person or entity, and follow all policies and procedures of the Company protecting or regarding the Confidential Information; and (B) Employee shall not, directly or indirectly, use for Employee’s own account, use for any other purpose, disclose to anyone, publish, exploit, destroy, copy or remove from the offices of the Company, nor solicit, allow or assist another person or entity to use, disclose, publish, exploit, destroy, copy or remove from the offices of the Company, any Confidential Information or part thereof, except: (1) as permitted in the proper performance of Employee’s duties for the Company; (2) as permitted in the ordinary course of the Company’s business for the benefit of the Company; or (3) as otherwise permitted or required by law. Employee shall immediately notify the Chief Executive Officer (bpm@cryptyde.com), Chief Financial Officer (bv@cryptyde.com), Chief of Staff (Sls@cryptyde.com), and General Counsel (pmc@cryptyde.com) of Cryptyde, Inc. (collectively referred to as “Management”) if Employee learns of or suspects any actual or potential unauthorized use or disclosure of Confidential Information concerning the Company. In the event Employee is subpoenaed, served with any legal process or notice, or otherwise requested to produce or divulge, directly or indirectly, any Confidential Information by any entity, agency or person in any formal or informal proceeding including, but not limited to, any interview, deposition, administrative or judicial hearing and/or trial, except where prohibited by law, Employee should immediately notify Management and deliver a copy of the subpoena, process, notice or other request to Management as promptly as possible, but under no circumstances more than ten (10) days following Employee’s receipt of same; provided, however, Employee is not required to notify Management or provide a copy of the subpoena, process, notice or other request where Employee is permitted to make such disclosure of Confidential Information pursuant to this Agreement or applicable law or regulation, as set forth in Section 1(c) and Section 1(d).

(ii) Subject to Section 1(b)(iii), Employee agrees that Employee will not use or disclose any confidential, proprietary or trade secret information belonging to any former employer or third party, and Employee will not bring onto the premises of the Company or onto any Company property, any confidential, proprietary or trade secret information belonging to any former employer or third party without such third party’s written consent. Employee acknowledges that that the Company has specifically instructed Employee not to disclose to the Company, use, or induce the Company to use, any confidential, proprietary or trade secret information belonging to any previous employer or others.

(iii) During Employee’s employment, the Company will receive from third parties their confidential and/or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of and to use such information only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or organization or to use it except as necessary in the course of Employee’s employment with the Company and in accordance with the Company’s agreement with such third party.

(iv) Except in the proper performance of Employee’s duties and responsibilities, Employee agrees that Employee shall not remove, destroy, deface, damage or delete any Property of the Company. For purposes of this Agreement, the term “Property” means all property or information, in whatever form or media, and all copies thereof whether or not the original was deleted or destroyed, of the Company, including, without limitation, any Confidential Information, software, hardware, including any and all Company-issued equipment, devices, cellular telephones, PDAs, computers, laptops, hard drives, keys, access cards, access codes or passwords belonging to the Company, databases, files, records, reports, memoranda, research, plans, proposals, lists, forms, drawings, specifications, notebooks, manuals, correspondence, materials, e-mail, electronic or magnetic recordings or data, and any other physical or electronic documents that Employee receives from or sends to any employee of the Company, that Employee copies from the files or records of the Company, or that Employee otherwise has access to during Employee’s employment.

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(c) No Interference. Notwithstanding any other provision of this Agreement, (i) Employee may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Employee or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Employee to divulge, disclose or make accessible such information; and (ii) nothing in this Agreement is intended to interfere with Employee’s right to (1) report possible violations of state or federal law or regulation to any governmental or law enforcement agency or entity; (2) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation; (3) file a claim or charge with the Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other governmental agency or entity; or (4) testify, assist, or participate in an investigation, hearing, or proceeding conducted by the EEOC, any state human rights commission, any other governmental or law enforcement agency or entity, or any court. For purposes of clarity, in making or initiating any such reports or disclosures or engaging in any of the conduct outlined in subsection (ii) above, Employee may disclose Confidential Information to the extent necessary to such governmental or law enforcement agency or entity or such court, need not seek prior authorization from the Company, and is not required to notify the Company of any such reports, disclosures or conduct.

(d) Defend Trade Secrets Act. Employee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(e) Inventions.

(i) Prior Inventions Retained and Licensed. In Exhibit A to this Agreement, Employee has provided a list describing all Inventions (defined below) that Employee: (A) conceived, created, developed, made, reduced to practice or completed, either alone or with others, prior to Employee’s employment with the Company; (B) claims a proprietary right or interest in; and (iii) does not assign to the Company hereunder (collectively referred to as the “Prior Inventions”). If no such list is attached, Employee represents that there are no such Prior Inventions. Employee understands and agrees that the Company makes no attempt to verify Employee’s claim of ownership to any of the Prior Inventions. Employee agrees that Employee shall not incorporate in any work that Employee performs for the Company any Prior Inventions or any of the technology described in any Prior Inventions, unless otherwise agreed to in writing between Employee and the Company. Except as otherwise agreed to in writing between the Parties, if in the course of Employee’s employment with the Company, Employee incorporates Prior Inventions into a product, service, process or machine of the Company, Employee hereby grants and shall be deemed to have granted the Company a nonexclusive, royalty-free, irrevocable, sublicensable, transferable, perpetual, and worldwide license to make, have made, modify, use, import, reproduce, distribute, prepare and have prepared derivative works of, offer to sell, sell and otherwise exploit such Prior Inventions. For purposes of this Agreement, the term “Inventions” means all tangible and intangible materials, work product, information, methods, designs, computer programs, software, databases, formulas, models, prototypes, reports, discoveries, ideas, improvements, know-how, compositions of matter, processes, photographs, drawings, illustrations, sketches, developments, and all related intellectual property, including inventions, original works of authorship, moral rights, mask works, trade secrets and trademarks.

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(ii) Assignment of Inventions. During Employee’s employment with the Company and following the termination of Employee’s employment for any reason, Employee agrees that Employee shall promptly make full written disclosure to the Company, shall hold in trust for the sole right and benefit of the Company, and hereby assigns and shall be deemed to have assigned to the Company or its designee, all of Employee’s right, title, and interest in and to any and all Inventions that have been or may be conceived, created, developed, completed, reduced to practice or otherwise made by Employee, solely or jointly with others, during the period of Employee’s employment with the Company which (a) relate in any manner to the Company’s business or actual or demonstrably anticipated research or development of the Company; (b) are suggested by, result from, or arise out of any work that Employee may do for or on behalf of the Company; (c) result from or arise out of any Confidential Information that may have been disclosed or otherwise made available to Employee as a result of duties assigned to Employee by the Company; or (d) are otherwise made through the use of the time, information, equipment, facilities, supplies or materials of the Company, even if developed, conceived, reduced to practice or otherwise made during other than working hours (collectively referred to as “Company Inventions”). Employee further acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment with the Company and that are protectable by copyright are “Works Made for Hire,” as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any Company Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty will be due to Employee as a result of the Company’s efforts to commercialize or market any such Company Innovation.

(iii) Maintenance of Records. Employee agrees to keep and maintain adequate and current hard-copy and electronic records of all Company Inventions. The records will be available to and remain the sole property of the Company during Employee’s employment with the Company and at all times thereafter.

(iv) Patent and Copyright Registrations. Employee agrees to assist the Company or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Company Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, affidavits, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company and/or its successors, assigns and nominees, the sole and exclusive rights, title and interest in and to such Company Inventions. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. Employee hereby appoints Management as Employee’s attorney-in-fact to execute documents on Employee’s behalf for this purpose. Employee agrees that this appointment is coupled with an interest and will not be revocable.

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(f) Return of Company Property. Upon request by the Company or upon the termination of Employee’s employment for any reason, Employee shall immediately return and deliver to the Company any and all Property, including, without limitation, Confidential Information, software, hardware, including any and all Company-issued equipment, devices, cellular telephones, PDAs, computers, laptops, hard drives, keys, access cards, access codes or passwords, databases, files, documents, records, reports, memoranda, research, plans, proposals, lists, papers, books, forms, drawings, specifications, notebooks, manuals, correspondence, materials, e-mail, electronic or magnetic recordings or data, including all copies thereof (in electronic or hard copy format), which belong to the Company or which relate to the Company’s business and which are in Employee’s possession, custody or control, whether prepared by Employee or others. Employee further agrees that after Employee provides such Property to the Company, Employee will immediately destroy any information or documents, including, without limitation, any analyses, compilations, studies or other documents, whether prepared by Employee or others, containing or reflecting any Confidential Information or relating to the business of the Company from any computer, cellular phone or other digital or electronic device in Employee’s possession, custody or control, and Employee shall certify such destruction in writing to the Company. Upon request by the Company, Employee shall provide such computer, cellular phone or other digital or electronic device to the Company or the Company’s designee for inspection to confirm that such information and documents have been destroyed. If at any time after the termination of Employee’s employment for any reason, Employee or the Company determines that Employee has any Property in Employee’s possession or control, Employee shall immediately return all such Property in Employee’s possession or control, including all copies and portions thereof, to the Company.

2. Restrictive Covenants. In consideration for (i) the Company’s promise to provide Confidential Information to Employee; (ii) the substantial economic investment made by the Company in the Confidential Information and goodwill of the Company, and/or the business opportunities disclosed or entrusted to Employee; (iii) access to the customers and suppliers of the Company; and (iv) the Company’s employment of Employee and the compensation and other benefits provided by the Company to Employee, to protect the Confidential Information and goodwill of the Company, Employee agrees to the following restrictive covenants.

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(a) Non-Competition. During Employee’s employment with the Company and for a period of twelve (12) months after Employee’s employment terminates for any reason (the “Restricted Period”), other than in connection with Employee’s duties for the Company, Employee shall not, directly or indirectly, either individually or as a principal, partner, stockholder, manager, agent, consultant, contractor, distributor, employee, lender, investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) control, manage, operate, establish, take steps to establish, lend money to, invest in, solicit investors for, or otherwise provide capital to, or (ii) become employed by, join, perform services for, consult for, do business with or otherwise engage in any Competing Business (defined below) within the Restricted Area (defined below). For purposes of this Agreement, the term “Competing Business” means any business, individual, partnership, firm, corporation or other entity that is competing or that is preparing to compete with any aspect of the Company’s business. For purposes of this Agreement, based on Employee’s position and access to the Company’s Confidential Information, the term “Restricted Area” means (i) the United States; (ii) any geographical area or territory outside the United States where the Company sells or markets its products; (iii) any geographical area or territory in the United States or internationally where the Company operates and for or within which Employee performed any services for the Company; (iv) any geographical area or territory in the United States or internationally where the Company sells or markets its products and for which Employee had any responsibility; and (v) any other geographical area or territory about which Employee received Confidential Information during the last twenty-four (24) months of Employee’s employment with the Company.

(b) Non-Solicitation of Customers. Employee agrees that during the Restricted Period, other than in connection with Employee’s duties for the Company, Employee shall not use, directly or indirectly, either as a principal, manager, agent, employee, consultant, officer, director, stockholder, partner, investor or lender or in any other capacity, and whether personally or through other persons, solicit business from, interfere with, or induce to curtail or cancel any business or contracts with the Company, or attempt to solicit business with, interfere with, or induce to curtail or cancel any business or contracts with the Company, or do business with any actual or prospective customer or supplier of the Company with whom the Company did business or who the Company solicited within the preceding twenty-four (24) months, and who or which: (1) Employee contacted, called on, serviced or did business with during Employee’s employment with the Company; (2) Employee learned of as a result of Employee’s employment with the Company; or (3) about whom Employee received Confidential Information. This restriction applies only to business which is in the scope of services or products provided by the Company.

(c) Non-Recruitment. To the extent permitted by law, Employee agrees that during the Restricted Period, other than in connection with Employee’s duties for the Company, Employee shall not, on behalf of Employee or on behalf of any other person or entity, directly or indirectly, hire, solicit or recruit, or attempt to hire, solicit or recruit, or encourage to leave or otherwise cease his/her employment or engagement with the Company, any individual who is an employee or independent contractor of the Company or who was an employee or independent contractor of the Company within the twelve (12) month period prior to Employee’s separation from employment with the Company.

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(d) Non-Disparagement. Employee agrees that the Company’s goodwill and reputation are assets of great value to the Company, which have been obtained and maintained through great costs, time and effort. Therefore, Employee agrees that during Employee’s employment and after the termination of Employee’s employment, Employee shall not make, publish or otherwise transmit any false statements, whether written or oral, regarding the Company and its officers, directors, executives, employees, contractors, consultants, products, programs, studies, business or business practices. The Company agrees that during Employee’s employment and after the termination of Employee’s employment, the Company shall not make, publish or otherwise transmit any false statements, whether written or oral, regarding the Employee whether written or oral, regarding the Employee’s and its officers, directors, executives, employees, contractors, consultants, products, programs, studies, business or business practices. A violation or threatened violation of this Section 2(d) may be enjoined by the courts. The rights afforded the Company and Employee under this provision are in addition to any and all rights and remedies otherwise afforded by law. Nothing in this Section 2(d) restricts or prevents Employee from providing truthful testimony as required by court order or other legal process or is intended to interfere with Employee’s right to engage in the conduct outlined in Section 1(c).

(e) Tolling. If Employee violates any of the covenants contained in this Section 2, the Restricted Period applicable to such covenant(s) shall be suspended and shall not run in favor of Employee from the time of the commencement of such violation until the time that Employee cures the violation to the satisfaction of the Company; the period of time in which Employee is in breach shall be added to the Restricted Period applicable to such covenant(s).

(f) Reasonableness. Employee hereby represents to the Company that Employee has read and understands, and agrees to be bound by, the terms of Section 1 and Section 2. Employee understands that the covenants in Section 2 may limit Employee’s ability to engage in certain businesses anywhere in or involving the Restricted Area during the Restricted Period, but Employee acknowledges that Employee shall receive Confidential Information, as well as sufficiently high remuneration and other benefits as an employee of the Company to justify such restrictions. Employee acknowledges that the geographic scope and duration of the restrictions and covenants contained in Section 1 and Section 2 are fair and reasonable in light of (i) the nature and wide geographic scope of the operations of the Company’s business; (ii) Employee’s level of control over and contact with the business in the Restricted Area; and (iii) the amount of compensation and Confidential Information (including, without limitation, trade secrets) that Employee is receiving in connection with Employee’s employment with the Company. It is the desire and intent of the Parties that the provisions of Section 1 and Section 2 be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, Employee and the Company hereby waive any provision of applicable law that would render any provision of Section 1 and/or Section 2 invalid or unenforceable.

3. Remedies. Employee acknowledges that the restrictions and covenants contained in Section 1 and Section 2, in view of the nature of the Company’s business and Employee’s position with the Company, are reasonable and necessary to protect the Company’s legitimate business interests, goodwill and reputation, and that any violation of Section 1 or Section 2 would result in irreparable injury and continuing damage to the Company, and that money damages would not be a sufficient remedy to the Company for any such breach or threatened breach. Therefore, Employee agrees that the Company shall be entitled to a temporary restraining order and injunctive relief restraining Employee from the commission of any breach or threatened breach of Section 1 and/or Section 2, without the necessity of establishing irreparable harm or the posting of a bond, and to recover from Employee damages incurred by the Company as a result of the breach, as well as the Company’s attorneys’ fees, costs and expenses related to any breach or threatened breach of this Agreement and enforcement of this Agreement. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees, and costs. The existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions or covenants contained in Section 1 or Section 2, or preclude injunctive relief.

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4. No Previous Restrictive Agreements. Employee represents that, except as disclosed to the Company in writing, Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any confidential, proprietary or trade secret information in the course of Employee’s employment with the Company or that contains any non-competition, non-solicitation and/or non-recruitment obligations. Employee further represents that the performance of Employee’s job duties for the Company does not and will not violate or breach any agreement with any previous employer or other party, or any legal obligation that Employee may owe to any previous employer or other party, including, without limitation, any non-disclosure, non-competition, non-solicitation and/or non-recruitment obligations. Employee shall not disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information belonging to any previous employer or others.

5. Business Opportunities. Employee, without further compensation, assigns and agrees to assign to the Company and its successors, assigns or designees, all of Employee’s right, title and interest in and to all Business Opportunities (defined below), and further acknowledges and agrees that all Business Opportunities constitute the exclusive property of the Company. Employee shall present all Business Opportunities to a Director of the Company, and shall not exploit a Business Opportunity. For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, or proposals pertaining to any aspect of the Company’s business and any business the Company prepared to conduct or contemplated conducting during Employee’s employment with the Company, which are developed by Employee or originated by any third party and brought to the attention of Employee, together with information relating thereto. For the avoidance of doubt, this Section 5 is not intended to limit or narrow Employee’s duties or obligations under federal or state law with respect to corporate opportunities.

6. Conflicting Activities. Employee agrees that, during Employee’s employment with the Company, Employee shall not engage in any employment, consulting relationship, business or other activity that: (i) is in any way competitive with the business or proposed business of the Company; (ii) conflicts with Employee’s duty of loyalty, responsibilities or obligations to the Company; or (iii) adversely affects the performance of Employee’s job duties and responsibilities with the Company. Employee agrees to not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

7. Breach. Employee acknowledges that Employee is subject to immediate dismissal by the Company for any breach of this Agreement and that such a dismissal will not relieve Employee from any continuing obligations under this Agreement or from the imposition by a court of any judicial remedies, including, without limitation, money damages and/or injunctive relief for such breach.

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8. Notice. If Employee, in the future, seeks or is offered employment, or any other position or capacity with another company, entity or person, Employee agrees to inform each such company, entity or person of the existence of the restrictions in Section 1 and Section 2. The Company shall be entitled to advise such company, entity or person and third parties, including, without limitation, actual or potential customers, of the provisions of Section 1 and Section 2 and to otherwise deal with such company, entity, person or third party to ensure that the provisions of Section 1 and Section 2 are enforced and duly discharged.

9. Reformation. The Company and Employee agree that in the event any of the terms, provisions, covenants or restrictions contained in this Agreement, or any part thereof, shall be held by any court of competent jurisdiction to be effective in any particular area or jurisdiction only if said term, provision, covenant or restriction is modified to limit its duration or scope, then the court shall have such authority to so reform the term, provision, covenant or restriction and the Parties hereto shall consider such term, provision, covenant or restriction to be amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any such court and, as to all other jurisdictions, the term, provision, covenant or restriction contained herein shall remain in full force and effect as originally written. By agreeing to this contractual modification prospectively at this time, the Company and Employee intend to make Section 1 and Section 2 enforceable under the law or laws of all applicable jurisdictions so that the restrictive covenants in their entirety and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

10. Severability. In the event any court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental regulatory or administrative agency or authority holds any provision of this Agreement to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required, and the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

11. Binding Effect of Agreement and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Employee may not assign this Agreement to a third party. The Company may assign its rights, together with its obligations hereunder, to any affiliate and/or subsidiary of the Company or any successor thereto or any purchaser of substantially all of the assets of the Company, without Employee’s consent and without advance notice.

12. Survival. Employee agrees that Employee’s obligations under this Agreement shall continue in effect after the termination of Employee’s employment, regardless of the reason(s) for termination, and whether such termination is voluntary or involuntary, except as may otherwise be set forth in Employee’s employment agreement with the Company.

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13. Affiliates. For the purposes of this Agreement, any references to the Company shall be interpreted as broadly as possible and include, without limitation, any predecessors, successors, and parents, subsidiaries, and affiliates of the Company, and any other corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Company. The Parties agree that such affiliates, including without limitation Cryptyde, Inc. and its affiliates, are intended third-party beneficiaries of this Agreement and may enforce the terms of this Agreement as if each were a party to this Agreement.

14. Reserved.

15. Waiver. The failure of either Party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either Party with respect thereto shall continue in full force and effect. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches and no waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement. The breach by one party to this Agreement shall not preclude equitable relief, injunctive relief or the obligations in Section 1 or Section 2.

16. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and fully supersedes any and all prior and contemporaneous agreements, understandings and/or representations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement; provided, however, Employee’s obligations under this Agreement are in addition to Employee’s obligations under any applicable law or regulation, any offer letter or agreement, and the Company’s policies and procedures. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all parties to this Agreement.

17. Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, Employee specifically disclaims that Employee is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. Employee represents that Employee relied solely and only on Employee’s own judgment in making the decision to enter into this Agreement.

18. Controlling Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to any applicable conflict of law or choice of law rules. Venue of any litigation arising from this Agreement or Employee’s employment with the Company shall be in the federal and state courts of competent jurisdiction in the State of Florida for any dispute relating to or arising out of this Agreement or Employee’s employment, and agrees that Employee shall not challenge personal jurisdiction in such courts. Employee waives any objection that Employee may now or hereafter have to the venue or jurisdiction of any proceeding in such courts or that any such proceeding was brought in an inconvenient forum (and agrees not to plead or claim the same).

19. Voluntary Agreement. Employee acknowledges that Employee has read and understands this Agreement, and as signified by Employee’s signature hereto, Employee is voluntarily executing the same.

20. Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

{Signature Page Follows}

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The signatures below indicate that the Parties have read, understand and will comply with this Agreement.

Employee:	Signature:
Printed Name:
Date:

THE COMPANY:	CRYPTYDE, INC.

Signature:
Name:
Title:
Date:

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EXHIBIT A

to Employee Confidential Disclosure, Invention Assignment,

Non-Competition, Non-Solicitation and Non-Interference Agreement

LIST OF PRIOR Inventions

Title or Brief Description

____ No Inventions

____ Additional Sheets Attached

Signature of Employee

Print Name of Employee

Date

Confidentiality, NON-SOLICITATION and Assignment of Rights Agreement (12)

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